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                                                                   EXHIBIT 2.5
                              AMENDED AND RESTATED
                        SECURITIES SUBSCRIPTION AGREEMENT

       THIS AMENDED AND RESTATED SECURITIES SUBSCRIPTION AGREEMENT dated as of December 30, 1998 (the "Agreement'), is executed in reliance upon the exemption from registration afforded by Rule 505 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein and not defined shall have the meanings given to them in Regulation D.

       The parties hereto executed a Securities Subscription Agreement dated as of May 4, 1998 (the "Prior Agreement") and wish to amend and restate the Prior Agreement in this Agreement. This Agreement has been executed by T.C. Equities, Ltd., a Bahamas corporation (hereinafter "Buyer"), in connection with the private placement of 70,000 shares of Redeemable Cumulative Convertible Preferred Stock in the company Next Generation Media, Corp., also known as "NexGen", a corporation organized under the laws of Nevada, with its principal executive offices located at 900 North Stafford Street, Suite 2003, Arlington, Virginia 22203 (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

SECURITIES SUBJECT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY COMPONENT THEREOF OR INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE OWNER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES OR COMPONENT THEREOF OR INTEREST THEREIN, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

       1.     Agreement To Subscribe: Purchase Price

              (a) Subscription. The undersigned Buyer hereby has subscribed for and agreed to purchase 70,000 shares of Redeemable Cumulative Convertible Preferred Stock in the company called Next Generation Media, Corp., with a redemption price of $5.00 per share and a face value of $350,000.00 (hereinafter the "Shares"). The Buyer may redeem at its option (1) 70,000 shares of the Shares from and after ten business days after the completion of a private placement transaction by the Seller of Seller's common stock, par value $0.01 per share that raises, in the aggregate, $2,000,000, which the Seller anticipates will take place on or before December 1, 1998 through the broker-dealer Lloyd Wade Securities, Inc. (the "Private Placement"), (2) if the Private Placement has not yet taken place, 52,500 of the Shares from and after February 4, 1999 and (3) if the Private Placement has not yet taken place, 70,000 shares of the Shares from and after May 4, 1999. In addition, the Seller has issued to the Buyer 250,000 warrants (together with the Shares, the "Securities") for common stock, par value $0.01 per share in NexGen (the "Underlying Securities") at an exercise price of $0.16 per warrant valid for period of five (5) years from the date of issue which, under the Prior Agreement, was May 7, 1998.

              (b) Payment. The aggregate Purchase Price for the Securities paid by the Buyer was Three Hundred Fifty Thousand United States Dollars (U.S. $350,000.00) (the "Purchase Price"), which was paid simultaneously with the delivery of the Prior Agreement by delivering immediately available funds in United States Dollars by wire transfer to the designated depository of Shane Henty Sutton, P.C., as escrow agent (the "Escrow Agent") for closing by delivery of securities versus payment together with a fully executed Stock Purchase Agreement dated May 4, 1998, as amended and restated by an Amended and


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Restated Stock Purchase Agreement as of even date hereof (the "T.C. Equities
Stock Purchase Agreement") providing for the delivery of a Controlling Interest (as defined in the T.C. Equities Stock Purchase Agreement) in UNICO, Inc., a Delaware Corporation ("UNICO").

              (c) Closing. The parties have consummated this transaction pursuant to the Prior Agreement. The Seller undertakes to proceed with the Private Placement as promptly as practicable following the execution of this Agreement. The Seller hereby grants to Buyer "piggy back" registration rights for the Underlying Securities of the warrants when Seller has an S-1 registration statement declared effective by the SEC.

       2.     Buyer Representations and Covenants: Access to Information.

       In connection with the purchase and sale of the Securities, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

              (i) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, is an "accredited investor" as that term is defined in Regulation D under the Securities Act, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction; Buyer is not, and on the closing date was not, an affiliate of Seller;

              (ii) All offers and sales of any of the Securities by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 505 under the Securities Act or pursuant to a registration of the Securities under the Securities Act and subject to the requirements described in the preamble of this Agreement;

              (iii) The transactions contemplated by this Agreement are not and will not be part of a plan or scheme by Buyer, to evade the registration provisions of the Securities Act;

              (iv) Buyer understands that the Securities are not registered under the Securities Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer to acquire the Securities;

              (v) Buyer has not conducted or permitted and shall not conduct or permit any general solicitation relating to the offer and sale of any of the Securities;

              (vi) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

              (vii) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or


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       similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

              (viii) All invitation, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution of Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations;

              (ix) Buyer will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place;

              (x) Buyer has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it is solely responsible (and Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

              (xi) No Government Recommendation or Approval. Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities;

              (xii) Current Public Information. Buyer acknowledges that the Seller is a "Reporting Issuer" and is current with filings (except for Seller's periodic report for the second quarter of 1998 on Form 10-QSB which Seller agrees to file promptly following the execution of this Agreement), and Buyer and its advisors, if any, have been furnished with the opportunity to ask questions about, and request copies of materials relating to, the business, finances and operations of Seller. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries, to the extent made; on the basis of the foregoing, the Buyer believes that an investment pursuant to the terms hereof is an appropriate and suitable investment for the Buyer,

              (xiii) Buyer's Sophistication. Buyer acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that, at the time of issuance, the Securities were not registered under the Securities Act, and therefore Buyer must bear the economic risk of this investment for the period up to any registration.

              (xiv) Tax Status. Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended) of Seller.

              (xv) High Degree of Risk. The Buyer realizes that this investment involves a high degree of risk, including the risk of the total loss of its investment.

              (xvi) Ability to Bear the Risk. The Buyer is able to bear the economic risk of the investment.

              (xvii) Forward Looking Information. The Buyer acknowledges and understands that any information provided about the Seller's future plans


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       and prospects is uncertain and subject to all of the uncertainties inherent in future predictions.

              (xviii)       Accredited Investor Status. The undersigned
       represents and warrants that it is an "accredited investor" as defined in Regulation D.

              (xix) Independent Investigation. The Buyer, in electing to subscribe for the Securities hereunder, has relied solely upon the representations and warranties of the Seller set forth in this Agreement and on independent investigation made by it and its representatives, if any, and the Buyer has been given no oral or written representation or assurance from the Seller or any representative of the Seller other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Seller making reference to this Agreement.

       3.     Seller Representations and Covenants.

              (a) Reporting Company Status. Seller is a "Reporting Issuer" and is current in its filings with the SEC (except for Seller's periodic report for the second quarter of 1998 on Form 10-QSB which Seller agrees to file promptly following the execution of this Agreement). The Underlying Securities are not yet listed on any exchange; however after the filing of an S-1 registration statement Seller undertakes to immediately list the Underlying Securities on NASDAQ or other equivalent national stock exchange.

              (b) Current Publication Information. To the extent requested by the Buyer, Seller has furnished Buyer with copies of materials relating to the business finances and operations of the Seller's business.

              (c) Concerning the Securities. The issuance, sale and delivery of the Securities have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Underlying Securities issuable upon the close of this Agreement and the exercise of the warrants being sold herein have been duly and validly reserved for issuance and, upon issuance shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights for any shareholder of Seller.

              (d) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

              (e) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.


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              (f)    Approvals. Seller is not aware of any authorization,
approval or consent of any U.S. governmental body which is legally required for the issuance and sale of the Securities as contemplated by this Agreement.

              (g) Filings. Seller has made or undertakes and agrees pursuant to the sale of its Securities under Regulation D to make all necessary filings in connection with the sale of its Securities as required by the laws and regulations of the United States.

              (h) No Prior Offerings. Seller has not undertaken any offerings in the last six (6) months which should be integrated into the transaction.

              (i) Non-Dilution. Seller agrees that, after the close of the merger between United Marketing Solutions, Inc., a subsidiary of UNICO and United Marketing Merger Corp., a subsidiary of Seller (the "Merger"), it shall not dilute the net share value or interest of the Buyer in the Seller either by issuing additional common shares (other than through the Private Placement) or by the means of a reverse stock split. In the event that, after the close of the Merger, additional shares of the Seller are issued to any member of the board of directors of the Seller or Joel Sens, the Buyer shall receive an equal number of shares, pari passu, to retain its equity position in the Seller. However, after the close of the Merger, in the event that Seller needs to issue additional shares within twelve months from the date of the Prior Agreement (May 4, 1998), as part of an offer to raise capital in the first six months, Buyer will consent to such dilution and in consideration Seller will accelerate Buyer's option to redeem 70,000 Shares as set out in Clause 1 (a) hereof and repay to Buyer the amount of $350,000.00 at the close of Seller's funding transaction as provided for in Clause 1 (a) hereof. In the event that such consent is required in the second six month period, Seller shall accelerate the remaining obligations to Buyer, which shall then be fully discharged. In all other respects, the terms of Clause 1 (a) shall remain unchanged. Seller shall have, as of the date hereof, no more than 3,700,000 shares of issued and outstanding common stock and 320,000 shares of issued and outstanding preferred stock. There shall be no more than 450,000 options to purchase common stock of Seller at $.50 per share, and the Seller represents that, prior to the redemption of the Shares, no additional options shall be granted to any party after the date hereof other than pursuant to the Private Placement.

              (j) Obligation to Provide Information. Seller agrees that it shall keep Buyer informed as to the progress of (1) any registration statement and filings with the SEC and provide copies of all such filings to Buyer and (2) the Private Placement.

       4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the Securities Act at the time of issue.

       5.     Instructions.

              (a) Subject to Section 11 hereof, it is the Seller's responsibility to take all necessary actions and to bear all such costs to issue the Securities and deliver them to the Escrow Agent as provided herein, including the responsibility and cost for delivery of any necessary opinion letter to the transfer agent, if so required, provided Buyer provides such certificates and information as may be reasonably required to support that opinion. The Buyer, in whose name the certificate of Shares has been registered, shall be treated as a shareholder of record from and after the issuance of the Shares.

              (b) The issuance of certificates representing the Securities hereunder does not in any manner imply that such shares are free from the resale restrictions more fully described in Section 11 hereof.


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       6.     Registration. Seller acknowledges that Buyer is an offshore trust company and acknowledges that it shall make no inquiry as to the accredited status of Buyer and in the event that the Seller fails to issue certificates for the Underlying Securities as provided hereunder to the Buyer for any reason other than the Seller's reasonable good faith belief that the representations and warranties made by the Buyer in this Agreement are invalid or incorrect then the Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Securities as promptly as is practical. The Seller and the Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Seller shall file such a registration statement within four (4) weeks of Buyer's demand and shall use its diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, the Seller shall cause such registration statement to remain effective until the sale by the Buyer of all Underlying Securities registered. The Seller shall include on the applicable registration form the Buyer as a selling shareholder in connection with the Underlying Securities and upon the effectiveness of such registration statement Buyer shall have the option to sell the Underlying Securities.

       7. Authorized and Issued Shares. The Seller shall at all times reserve and have available all Securities necessary to comply with the terms of this Agreement.

       8. Delivery Instructions. The Securities being purchased hereunder have been delivered to the Escrow Agent.

       9. Conditions to Seller's Obligation To Sell. Seller's obligation to sell the Securities is conditioned upon:

              (a) The receipt and acceptance by Seller of this Agreement executed by Buyer.

              (b) Delivery to the Escrow Agent of good funds by Buyer as payment in full of the purchase price of the Securities.

              (c) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the payment date with the same force and effect as if made on and as of the payment date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the payment date.

              (d) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Securities shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, contemplated.

              (e) No action shall have been taken and no statue, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Securities. No


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injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Securities.

       10. Conditions To Buyer's Obligation To Purchase. Buyer's obligation to purchase the Securities is conditioned upon:

              (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller;

              (b)    delivery of the Securities to the Escrow Agent; and

              (c) the transfer to the Escrow Agent of a fully executed Agreement for the delivery of a Controlling Interest in UNICO, to the Buyer.

       10A.   Conditions Satisfied. Buyer and Seller hereby confirm that the conditions precedent in Sections 9 and 10 hereof were satisfied pursuant to the Prior Agreement, that the Buyer has purchased the Securities, and that the Seller has received payment therefor in accordance with the Prior Agreement and this Agreement.

       11. Offering Materials and Resale Restrictions. Except for this Subscription Agreement, no offering materials and documents have been issued in connection with the offer and sale of the Securities. The Securities and Underlying Securities have not been registered under the Securities Act or applicable state securities laws; neither Buyer, nor any direct or indirect purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities or Underlying Securities unless the Securities or Underlying Securities are registered under Securities Act, any applicable state securities laws, or any exemption from the registration requirements of the Securities Act. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In order to prevent resale transactions in violation of state securities laws, the Buyer may only engage in resale transactions, to the extent otherwise permitted, in jurisdictions in which an applicable exemption is available.

       12.    Miscellaneous.

              (a) Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties in conjunction with the T.C. Equities Stock Purchase Agreement, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein and therein. Any previous agreement among the parties related to the transactions described herein or therein is superseded hereby or thereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Neither party may assign its rights or obligations under this Agreement without the written consent of the other party.

              (b) Buyer is an independent contractor, and is not the agent of Seller. Buyer is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.


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              (c)    Seller represents that Buyer will receive all the benefits of the representations in the annexed Amended and Restated Stock Purchase Agreement among UNICO, United Marketing Solutions, Inc., Seller and United Marketing Merger Corp. dated as of December 30, 1998 in relation to the Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

              (d) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

              (e) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby waive trial by jury and consent to exclusive jurisdiction and venue in the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

              (f)Each of the parties hereto shall assume and bear all
                 expenses, costs and fees incurred or assumed by it in connection with the preparation and execution of this Agreement. Each party hereto, by its execution and delivery of this Agreement, agrees to, and shall indemnify and hold harmless, the other parties hereto from and against any and all liabilities or claims in respect to any such expenses, costs or fees.

              (g)The descriptive headings of the several Articles and
                 sections of this Agreement are inserted for convenience only and shall not control or affect in any way or to any extent the meaning, construction or interpretation of this Agreement or of any of the provisions hereof.

              (h)For the convenience of the parties, any number of
                 counterparts of this Agreement may be executed by any one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument, and to have the force and effect of an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate, but one and the same instrument.

              (g) The provisions of all Articles hereof and all warranties and representations herein shall survive the closing and shall not be merged in the instrument or instruments of conveyance from Seller to Buyer.

              (h)The Buyer and Seller, respectively, covenant and agree, each with the other, that each such party hereto shall from time to time execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, bills of sale, receipts and other instruments, and shall take or cause to be taken such further or other action as the Buyer or Seller, as the case may be, may reasonably deem necessary in order to transfer and assign to and to vest in and confirm to the Buyer or to Seller, as the case may be, title to and possession of all of the rights, privileges, powers, franchises and property agreed to be and intended to be so transferred, assigned, vested and confirmed in such party hereunder, respectively, and otherwise to carry out the intent and purposes of this Agreement.

       13. Escrow Agent. Seller and Buyer, pursuant to the Prior Agreement, appointed the Escrow Agent to receive the Purchase Price and the Securities (together with the Purchase Price, the "Escrowed Property"), and to hold and disburse the Escrowed Property in accordance with the terms of this Agreement. The Escrow Agent accepted such appointment on the following terms and conditions:

              (a) It is specifically understood and agreed that the only obligation of Escrow Agent hereunder is to disburse the Escrowed Property pursuant to the terms hereof, and Escrow Agent shall have no obligation to Seller, Buyer or any other party whatsoever, including but not limited to any party claiming by or through Seller or Buyer upon such disbursement.

              (b) Escrow Agent shall not be under any duty to give the Escrowed Property any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, whether for negligence or otherwise, except for the intentional breach of its duties hereunder. Escrow Agent shall have no duties or responsibilities except those as expressly set forth herein, and no implied duties or obligations may be read into this Agreement against the Escrow Agent.

              (c) Escrow Agent may consult with counsel and shall be fully protected, indemnified and held harmless with respect to any action taken or omitted by Escrow Agent in good faith on advice of counsel.

              (d) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of the Funds or of the Securities or any other document or instrument held by or delivered to Escrow Agent.

              (e) Seller and Buyer hereby unconditionally agree to indemnify the Escrow Agent and hold it harmless from and against any and all taxes (except those taxes duly payable by Escrow Agent as a result of the compensation derived by Escrow Agent hereunder, but including any other federal, state and local taxes of any kind and other governmental charges), expenses, damages, actions, suits or other charges incurred by or brought or assessed against Escrow Agent:

                     (i) for anything done or omitted by Escrow Agent in the performance of its duties hereunder; or

                     (ii) on account of its acting in its capacity as Escrow Agent or stakeholder hereunder, except as a result of its intentional breach of its duties under this Agreement.

              (f) The agreements contained herein shall survive any termination of this Agreement and the duties of the Escrow Agent hereunder.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                             Official Signatory of Seller:
                                             -----------------------------

                                             NEXT GENERATION MEDIA CORP.

                                               /s/  Larry Grimes
                                             --------------------------
                                             By:  Lawrence Grimes
                                             Title:  President

                                             Official Signatory of Buyer:
                                             ----------------------------

                                             T.C. EQUITIES:

                                               /s/  Peter Fletcher
                                             --------------------------
                                             By:  Peter Fletcher
                                             Title:  Director